Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to our Firm under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Variable Insurance Products Fund III: Mid Cap Portfolio, which are included in Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 13, 2005